Exhibit 10.4
Pro-Forma Financial Statements :
On May 5, 2008, with an effective date of April 30, 2008, Technology Solutions Company (the “Company”) and EnteGreat Solutions, LLC (“EnteGreat”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to sell and EnteGreat agreed to acquire substantially all of the assets and assume certain liabilities of the Company’s SAP practice (the “Practice”) together with certain other assets, liabilities, properties and rights of the Company relating to its SAP services business.
The accompanying unaudited pro-forma consolidated balance sheet as of March 31, 2008 presents our historical amounts, adjusted for the effects of the sale of the SAP Practice, as if such sale had occurred on March 31, 2008. The accompanying unaudited pro-forma consolidated statements of operations are a summary of the Company’s operating results, excluding the SAP Practice on a stand-alone basis. It was derived by adjusting the financial information found in the Company’s Annual Report on Form 10-K of the year ended December 31, 2007 and the financial results for the first quarter of 2008. The accompanying unaudited consolidated pro-forma financial statements should be read in conjunction with the Company’s historical consolidated financial statements and related notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The accompanying unaudited pro-forma consolidated financial statements and related notes are provided for information purposes only and do not purport to be indicative of results which may be expected to occur in the future or which would have been actually obtained had the sale of the SAP Practice been completed on the date indicated.
a. Pro-forma condensed balance sheet — post sale of SAP Practice:

	Pro-forma Balance Sheet - Post Sale of SAP Practice

	Pre-Transaction		Post-Transaction
	As reported	Transaction	Pro-forma
	March 31, 2008 (1)	Adjustments (2)	March 31, 2008 (3)
	(Unaudited)	(Unaudited)	(Unaudited)

Cash and short-term investments	$9,557	$4,150	$13,707
Promissory Note from EnteGreat	—	750	750
Other current assets	4,796	(2,661)	2,135
Fixed assets and intangible assets, net	566	—	566

TOTAL ASSETS	$14,919	$2,239	$17,158

Accounts payable	$2,252	$(569)	$1,683
Accrued compensation	1,772	324	2,096
Other current liabilities	785	—	785
Transactions liabilities	—	215	215

Total shareholder equity	10,110	2,269	12,379

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$14,919	$2,239	$17,158

NOTES:

(1)	The pre-transaction unaudited condensed balance sheet represents the Company’s balance sheet as of March 31, 2008, prior to the sale of the SAP Practice.

(2)	The transaction adjustments column represents those assets and liabilities changes resulting specifically from the sale of the SAP Practice to EnteGreat.

(3)	The post-transaction pro-forma unaudited condensed balance sheet represents a pro-forma look back to March 31, 2008 assuming the impact of the transaction related adjustments.

(4)	The pro-forma condensed balance sheet may not necessarily reflect the balance sheet of the Company during any other future period.

(b) Pro-forma Condensed statements of operations (1)

	Year Ended December 31, 2007			Quarter ended March 31, 2008
	SAP Practice (2)	Exogen/Corp (2)	As Reported	SAP Practice (2)	Exogen/Corp (2)	As Reported
	(unaudited)	(unaudited)	(Audited)	(unaudited)	(unaudited)	(unaudited)

Revenues before reimbursable expenses	$12,859	$10,388	$23,247	$3,673	$2,235	$5,908
Reimbursable expenses	1,939	1,200	3,139	552	347	899

TOTAL REVENUES	14,798	11,588	26,386	4,225	2,582	6,807

Cost of Services	14,969	9,244	24,213	3,502	1,856	5,358
Management and administrative support	1,051	9,538	10,589	538	759	1,297
Intangible assets amortization	—	205	205	—	49	49
Intangible assets impairment — one-time, non-recurring (3)	—	143	143	—	106	106

TOTAL COSTS AND EXPENSES	$16,020	$19,130	$35,150	$4,040	$2,770	$6,810

OPERATING (LOSS) — Company reflecting SAP Practice on a stand-alone basis	$(1,222)	$(7,542)	$(8,764)	$185	$(188)	$(3)

INVESTMENT INCOME	—	469	469	—	134	134

NET (LOSS) — Company reflecting SAP Practice on a stand-alone basis	$(1,222)	$(7,073)	$(8,295)	$185	$(54)	$131

NOTES:

(1)	The pro-forma statements of operations are a summary of the Company’s operating results excluding the SAP Practice on a stand-alone basis. It was derived by adjusting the financial information found in the Company’s Form 10K for year ended December 31, 2007 and the financial results for the first quarter of 2008.

(2)	The Company has traditionally reported a consolidated look at the statement of operations and not by practice area. For this pro-forma representation, revenues and expenses were segregated by those estimated amounts associated with the SAP Practice on a stand-alone basis, with the remainder being reflected as Exogen / Corporate. The Exogen/Corporate column, for this pro-forma illustration, is carrying the entire burden of corporate administrative expenses, but for those such costs which could be directly attributed to the SAP Practice. The allocated costs for both above periods reflect those costs that were reasonably estimated to be directly attributable to the SAP Practice during the timeframe as indicated.

(3)	The intangible asset impairment amounts represents one-time non-recurring expenses recorded in the period when an impairment of the intangible assets has been determined to have occurred. These amounts are not-recurring and represent a one time recognition of expense.

(4)	The pro-forma condensed statement of operations may not necessarily reflect the results of the operations of the Company during any other future period.